Exhibit 10.11
EXECUTION
AMENDMENT NO. 2
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of July 28, 2022 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and loanDepot.com, LLC (the “Seller”).
RECITALS
The Buyer and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of August 11, 2021 (as amended by Amendment No. 1, dated as of April 19, 2022, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.
Accordingly, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
1.1adding the following definitions in their proper alphabetical order:
“Benchmark” shall have the meaning specified in the Pricing Letter.
“CME Term SOFR Administrator” shall have the meaning specified in the Pricing Letter.
“LD Holdings” shall mean LD Holdings Group LLC, a Delaware limited liability company.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor of any of the foregoing.
“Successor Rate Conforming Changes” shall mean with respect to any proposed Successor Rate, any technical, administrative or operational change (including any change to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer decides, in its sole good faith discretion, may be appropriate to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Buyer decides, in its sole good faith discretion, is reasonably necessary in connection with the administration of this Agreement or any other Program Document).

“Tax Distributions” shall mean distributions by the Seller for the purpose of enabling LD Holdings to make “Tax Distributions”, as defined and set forth in the limited liability company agreement of LD Holdings.
1.2deleting the definition of “Change in Control” in its entirety and replacing it with the following:
“Change in Control” shall mean:
(a)any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis; or
(b)the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction) to a Person that is not a Subsidiary or an Affiliate of Seller; or
(c)there is a change in the majority of the board of directors of Seller during any twelve month period; or
(d)if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.
1.3deleting the definitions of “Index Rate”, “One-Month LIBOR” and “Overnight LIBOR” and any and all references thereto.
SECTION 2.Collections. Section 5 of the Existing Repurchase Agreement is hereby amended by:
1.4deleting paragraph (i) in its entirety and replacing it with the following:
(a)If on any date, Buyer determines in its sole good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark; (ii) the Benchmark is no longer in existence; (iii) continued implementation of the Benchmark is no longer operationally, administratively or technically feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Buyer of purchasing or maintaining Transactions or (v) the Relevant Governmental Body, the CME Term SOFR Administrator or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Seller, whereupon the rate for such period that will replace the Benchmark for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be the greater of (x) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (y) zero, together with any proposed Successor Rate Conforming Changes, as determined by Buyer in its sole discretion (any such rate, a “Successor Rate”).

1.5adding the following new paragraph at the end thereof:
(a)To the extent Buyer implements a Successor Rate and Successor Rate Conforming Changes it will promptly notify Seller Parties of the effectiveness of any such changes. Any determination of a Successor Rate and the adoption of Successor Rate Conforming Changes shall be made by Buyer in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities and any such Successor Rate Conforming Changes will become effective without any further action or consent of Seller Parties to this Agreement or the other Program Documents.
SECTION 3.Covenants. Section 11 of the Existing Repurchase Agreement is hereby amended by deleting subsection (o) in its entirety and replacing it with the following:
(b)Limitation on Dividends and Distributions. Following the occurrence and during the continuance of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend (a “Distribution”) in respect of any of the foregoing, in any instance, to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries; provided, that, notwithstanding the foregoing, the Seller shall be permitted at all times (whether or not an Event of Default exists) to make Tax Distributions. Notwithstanding the foregoing, Seller shall notify Buyer immediately to the extent that any Distribution (excluding Tax Distributions), individually or in the aggregate in any calendar year, exceeds 50% of the Seller’s Net Income for the preceding calendar year.
SECTION 4.Conditions Precedent. This Amendment shall be effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
1.1Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(a)this Amendment, executed and delivered by duly authorized officers of the Buyer and Seller;
(b)Amendment No. 2 to Pricing Letter, dated as of the date hereof, executed and delivered by Buyer and Seller; and
(c)such other documents as the Buyer or counsel to the Buyer may reasonably request.
SECTION 5.Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.
SECTION 6.Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 7.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 9.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Buyer in its sole discretion.
SECTION 10.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 11.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as
Buyer
By:    __/s/ Kathleen Donovan_____
Name: Kathleen Donovan
Title: Managing Director
By:    ___/s/ Chi Ma_______
Name: Chi Ma
Title: Executive Director
LOANDEPOT.COM, LLC, as Seller
By:    ___________________________
Name:
Title:

Signature Page to Amendment No. 2 to Master Repurchase Agreement

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
UBS AG, BY AND THROUGH ITS BRANCH
OFFICE AT 1285 AVENUE OF THE
AMERICAS, NEW YORK, NEW YORK,
as Buyer
By:    _________________________________
Name:
Title:
By:    __________________________________
Name:
Title:
LOANDEPOT.COM, LLC, as Seller
By:    ____/s/ Patrick Flanagan________
Name: Patrick Flanagan
Title:    CFO

Signature Page to Amendment No. 2 to Master Repurchase Agreement